CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Airguide Inc.

Tulsa, Oklahoma

I hereby consent to the incorporation in this Disclosure Statement on Form 10-KSB my report dated June 29, 2006, relating to the financial statements for the fiscal year ended June 30, 2005, included herein.

/s/   Michael F. Cronin

Michael F. Cronin

Certified Public Accountant

July 3, 2006